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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2013 (except for Note 1, as to which the date is May 9, 2013) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-188783) and related Prospectus of Noodles & Company dated May 30, 2013.

/s/ Ernst & Young LLP

Denver, Colorado
May 30, 2013

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  Exhibit 23.1